UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

RAMACO RESOURCES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

250 West Main Street, Suite 1800 Lexington, Kentucky 40507
(Address of principal executive offices)

(859) 244-7455

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	METC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2020,  Ramaco Resources, Inc. (“Ramaco” or the “Company”) filed a Current Report on Form 8-K (the “Prior Report”),  which reported that, on April 15, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of the Company adopted a revised form of restricted stock award agreement (the “Form of RSA”) pursuant to the Company’s Long-Term Incentive Plan (the “LTIP”). The Form of RSA was actually adopted by the Committee on February 18, 2020.

This amended Current Report on Form 8-K/A (the “Amended Report”) amends the description of the date of approval of the Form RSA as set forth in Item 5.02 of the Prior Report.

Item 8.01 Other Events.

Loss of “Controlled Company” Status

The Prior Report also reported that, as of April 16, 2020, the Company no longer qualified as a “controlled company” within the meaning of the NASDAQ corporate governance requirements.  The loss of “controlled company” status actually occurred on February 18, 2020. This Amended Report amends the description of the date of the loss of “controlled company” status set forth in Item 8.01 of the Prior Report.

Except as explicitly amended by this Amended Report, the remainder of the information included in the Prior Report remains unchanged.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Form of Restricted Stock Award Agreement (previously filed as Exhibit 10.3 to Ramaco Resources, Inc.’s Current Report on Form 8-K filed on April 21, 2020).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMACO RESOURCES, INC.
By:	/s/ Randall W. Atkins
Randall W. Atkins Executive Chairman

Date:May 8, 2020